Exhibit 16.2 Letter of Whitley Penn regarding change in Independent Registered Public Accounting Firm

WP
WHITLEY PENN
CPA’S AND PROFESSIONAL CONSULTANTS

Partners

Larry G. Autrey, P.C.
Felix J. Lozano III, P.C.
Scott A. Mayfield, P.C.
Ricky L. McBride, P.C.
David L. Neal, P.C.
James C. Penn, P.C.
Thomas J. Rein, P.C.
Mark A. Topel, P.C.
J. Alan White, P.C.
B. Glen Whitley, P.C.

November 4, 2004

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Dear Sir/Madam:

We have read the 1st, 2nd, 3rd and 4th paragraphs of Item 4 (b) included in the Form 8-K dated November 4, 2004 of MineCore International, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Whitley Penn
Whitley Penn

Dallas:5420 LBJ Freeway, Suite 1440 Dallas, Texas 75240 (972) 392-6600 fax (972) 392-6601
Forth Worth: 1701 River Run Road, suite 507 Forth Worth, Texas 76107 (817) 258-9100 fax (817) 877-3036
Mid-Cities: 860 West Airport Freeway, Suite 601 Hurst, Texas 76054 (817) 258-9100 fax (817) 656-4013
www.wpcpa.com